UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2007

NOVAMED, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26625	36-4116193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	980 North Michigan Avenue Suite 1620 Chicago, Illinois	60611 (Zip Code)
(Address of principal executive offices)

(312) 664-4100 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 23, 2007, the board of directors of NovaMed, Inc. (the “Company”) approved an amendment and restatement of Article VII of the Bylaws of the Company. The sole purpose of the amendment and restatement was to provide the Company with the ability to issue uncertificated shares in order to be eligible for a direct registration program, which is required under Nasdaq Stock Market Marketplace Rule 4350(l) on and after January 1, 2008. A direct registration program permits a stockholder's ownership to be recorded and maintained on the books of the Company or its transfer agent without the issuance of a physical stock certificate.

The foregoing description of the amendment and restatement of the Bylaws is qualified in its entirety by reference to the actual terms of the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

3.1	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAMED, INC.

Date: October 25, 2007	By:	/s/ Scott T. Macomber
Scott T. Macomber
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws